SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                       (Date of earliest event reported):

                                December 14, 1999

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                             THERMOTREX CORPORATION
             (Exact name of Registrant as specified in its charter)


Delaware                        1-10791                          52-1711436
(State or other              (Commission                    (I.R.S. Employer
jurisdiction of              File Number)                Identification Number)
incorporation or
organization)


81 Wyman Street
Waltham, Massachusetts                                                02454
(Address of principal executive offices)                           (Zip Code)


                                (781) 622-1000
                         (Registrant's telephone number
                              including area code)



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This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Forward-looking Statements" in Exhibit 13 to ThermoTrex Corporation's Annual Report on Form 10-K for the year ended October 3, 1998. These include risks and uncertainties relating to: the need for continued product development and commercialization of products under development; market
acceptance;   difficulty  in  retaining  qualified   management  and  personnel;
dependence on capital spending policies; risks associated with government contracts; risk of decreases in military weapons spending; government regulation and need for regulatory approvals; healthcare reform and uncertainty of patient reimbursement; intense competition; intellectual property rights, uncertainties, and litigation; operating losses at ThermoLase; potential for customer claims
and  product  liability;   dependence  upon  significant  relationships;   risks
associated with acquisition strategy; and the potential impact of the year 2000 on processing date-sensitive information.

Item 5.     Other Events

      On December 17, 1999, the Registrant issued a press release stating that it has entered into a definitive agreement and plan of merger with its parent corporation, Thermo Electron Corporation ("Thermo Electron"), under which Thermo Electron would acquire all of the outstanding common stock, $.01 par value per share (the "Common Stock"), held by the stockholders of the Registrant other than Thermo Electron and its affiliates. The Registrant's board of directors approved the merger agreement based on a recommendation of its special committee, which was charged with representing the interests of the Registrant's public shareholders.

      Under the agreement, each share of Common Stock owned by public shareholders would be automatically converted into the right to receive .5503 shares of Thermo Electron's common stock, $1.00 par value per share (the "TMO Common Stock").

      Any shares of TMO Common Stock issued pursuant to the merger agreement would be offered only by means of a prospectus.

       The Registrant expects that the necessary filings with the Securities and Exchange Commission (the "SEC") will be made shortly, and that proxy materials for a special meeting will be mailed to stockholders of the Registrant promptly after completion of SEC review. The completion of this transaction is subject to certain customary conditions, including completion of review by the SEC of the registration statement regarding the proposed transaction. A copy of the merger agreement is filed as an exhibit hereto. Thermo Electron, which owns approximately 80% of the Common Stock, intends to vote all of its shares of Common Stock in favor of approval of the merger agreement and, therefore, stockholder approval is assured. The transaction is expected to close during the second calendar quarter of 2000. Following the merger, the shares of Common Stock would cease to be publicly traded.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits

      (a)    Financial Statements of Business Acquired: not applicable.

      (b)   Pro Forma Financial Information: not applicable.

      (c)   Exhibits:

                   2.1  Agreement  and Plan of Merger  dated as of December  14,
            1999  by  and  among   Thermo   Electron   Corporation,   ThermoTrex
            Acquisition Corporation and ThermoTrex Corporation.




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                                    SIGNATURE



      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on this 17th day of December, 1999.



                                        THERMOTREX CORPORATION


                                        By:  /s/ Theo Melas-Kyriazi
                                             ----------------------------
                                             Theo Melas-Kyriazi
                                             Chief Financial Officer